Exhibit 99.1

Biodesix Announces Hiring of Ryan Siurek as Chief Accounting Officer

Boulder, CO, January 4, 2021 - Biodesix, Inc. (Nasdaq: BDSX), a leading data-driven diagnostic solutions company with a focus in lung disease, today announced that Ryan Siurek has joined the company as Chief Accounting Officer reporting to Ms. Robin Harper Cowie, Chief Financial Officer.

“I am very pleased to welcome Ryan as our new Chief Accounting Officer. His extensive finance and accounting leadership experience will help Biodesix grow as we enter our next stage of development in 2021 and beyond,” said Ms. Cowie.

Prior to joining the Company, Mr. Siurek served as Senior Vice President, Chief Accounting Officer and Controller of Vail Resorts, Inc. from April 2016 to September 2020. From January 2009 to April 2016, Mr. Siurek served as an executive at Sprint Corporation where he held various accounting and finance roles including Vice President, Controller & Chief Accounting Officer and Vice President, Divisional Chief Financial Officer for the prepaid and wholesale and enterprise solutions divisions. Mr. Siurek earned a BBA & MS in Accounting from Texas A&M University, and is a Certified Public Accountant.  Mr. Siurek also serves as a member of the American Institute of Certified Public Accountants (AICPA) Financial Reporting Executive Committee (FinREC), a senior committee focused on financial reporting.

About Biodesix

Biodesix is a leading diagnostic company with a focus in lung disease. The Company develops diagnostic tests addressing important clinical questions by combining multi-omics through the power of artificial intelligence. Biodesix is the first company to offer six non-invasive tests for patients with diseases of the lung. Biodesix launched the SARS-CoV-2 ddPCR™ test and the Platelia SARS-CoV-2 Total Ab in response to the global pandemic and virus that impacts the lung and causes COVID-19. The blood-based Biodesix Lung Reflex® strategy for lung cancer patients integrates the GeneStrat® and VeriStrat® tests to support treatment decisions with results in 72 hours, expediting time to treatment. The blood-based Nodify Lung™ nodule risk assessment testing strategy, consisting of the Nodify XL2® and the Nodify CDT™ tests, evaluates the risk of malignancy in incidental pulmonary nodules, enabling physicians to better triage patients to the most appropriate course of action. Biodesix also collaborates with many of the world’s leading biotechnology and pharmaceutical companies to solve complex diagnostic challenges in lung disease. For more information about Biodesix, visit biodesix.com.

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Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks

Exhibit 99.1

and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, Biodesix operates in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for its management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Media Contacts:

Jordona Jackson Smith

Jordona@jacksonbio.com

805-674-7347